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                                                                    EXHIBIT 10.7

                          MANAGEMENT SERVICES AGREEMENT

         This MANAGEMENT SERVICES AGREEMENT is entered into as of January __, 2000 (the "Effective Date"), by Zindart Limited (the "Company") and ChinaVest Limited ("ChinaVest").

         WHEREAS, the Company desires to retain ChinaVest to provide certain services to the Company upon the terms and conditions hereinafter set forth, and ChinaVest is willing to undertake such obligations.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties, intending to be legally bound hereby, agree as follows:

         1. Management Services. ChinaVest will assist the Company with business and organizational strategy, tax planning, financial advisory services and executive management services, as requested by the Company from time to time (the "Services").

         2. Fee. The Company shall pay to ChinaVest an annual fee of $500,000 (the "Fee") for the Services. The Fee shall be paid promptly following the date of this Agreement. The Company shall pay a quarterly fee of $125,000 to ChinaVest not later than the 15th day of April, 2000, and not later than the 15th day of each July, October, January and April thereafter, until this Agreement shall be terminated.

         3. Term. The term of this Agreement shall commence on the Effective Date and shall continue until terminated by either party by written notice to the other; provided that Sections 4, 5, 6, 7, 8 , 9, 10, 11 and 12 hereof shall survive any such termination.

         4. Indemnification. In the event that ChinaVest or any of its affiliates, principals, partners, directors, stockholders, employees, agents and representatives (collectively, the "Indemnified Parties") becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in or contemplated by this Agreement, or in connection with its Services, the Company will indemnify and hold harmless the Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including out-of-pocket expenses and the fees and expenses of counsel and other litigation costs and the cost of any preparation or investigation) of any kind or nature, arising as a result of or in

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connection with this Agreement and its Services, activities and decision hereunder, and will periodically reimburse ChinaVest for its expenses as described above, except that the Company will not be obligated to so indemnify any Indemnified Party if, and to the extent that, such claims, lawsuits, actions or liabilities against such Indemnified Party directly result from the gross negligence or willful misconduct of such Indemnified Party as admitted in any settlement by such Indemnified Party or held in any final, non-appealable judicial or administrative decision. In connection with such indemnification, the Company will promptly remit or pay to ChinaVest any amounts which ChinaVest certifies to the Company in writing are payable to ChinaVest or other Indemnified Parties hereunder. The reimbursement and indemnity obligations of the Company under this Section 4 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Indemnified Party, as the case may be, of ChinaVest and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, ChinaVest, and any such Indemnified Party. The foregoing provisions shall survive the termination of any other provisions of this Agreement.

         5. Independent Contractors. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto. ChinaVest shall be an independent contractor pursuant to this Agreement. No party hereto shall have any express or implied right to assume or create any obligations on behalf of the other parties or to bind the other parties to any contract, agreement or undertaking with any third party.

         6. Notices. Any notice or other communications required or permitted to be given hereunder shall be in writing and delivered by hand or mailed by registered or certified mail, return receipt requested, or be telecopier to the party to whom it is to be given at its address set forth herein, or to such other address as the party shall have specified by notice similarly given.

         a.    If to the Company:      Zindart Limited
                                       Flat C&D, 25/F., Block 1
                                       57 Ting Kok Road
                                       Tai Po, New Territories, Hong Kong

         b.    If to ChinaVest:        ChinaVest Limited
                                       160 Sansome Street
                                       18th Floor


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                                       San Francisco, California 94104

         7. Amendment. This Agreement shall be amended only by a written agreement between each of the parties hereto.

         8. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns.

         9. Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, oral and written, among the parties hereto with respect to the subject matter hereof.

         10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         11. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such jurisdiction, regardless of the law that might be applied under principles of conflicts of law.

         12. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid, or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed this Management Services Agreement as of the date set forth in the first paragraph hereof.

ZINDART LIMITED                        CHINAVEST LIMITED


By:                                    By:
   --------------------------------       ----------------------------------

Name:                                  Name:
     ------------------------------         --------------------------------

Title:                                 Title:
      -----------------------------          -------------------------------


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